CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of the Profit Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Auditors" and "Financial Statements" in such Registration Statement.

                                                   PricewaterhouseCoopers LLP

January 31, 2001